As filed with the Securities and Exchange Commission on May 28, 2002
Registration No. 333-85070

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

PORTAL SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0369737 (I.R.S. Employer Identification Number)
10200 South De Anza Boulevard
Cupertino, California 95014
(408) 572-2000
(Address, including zip code, and telephone number, including area code, of the registrants’ principal executive offices)

Mitchell L. Gaynor
Vice President, General Counsel and Secretary
Portal Software, Inc.
10200 South De Anza Boulevard
Cupertino, California 95014
(408) 572-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Timothy R. Curry, Esq.
Brobeck, Phleger & Harrison LLP
2000 University Avenue
East Palo Alto, California 94303
(650) 331-8000
Facsimile: (650) 331-8100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement, as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Stock(4)

Preferred Stock(4)

Warrants(4)

Debt Securities(4)

Total	$50,000,000		$50,000,000	$4,600	(5)

(1)	In United States dollars or the equivalent thereof in foreign currencies or currency units. Such amount represents the aggregate initial offering price of the securities registered hereunder.
(2)
Not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3. However, the number of shares of common stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933, as amended. The aggregate offering price shall not exceed $50,000,000, including any amounts receivable upon exercise of any warrants.

(3)	To be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(4)
Also includes such indeterminate principal amount of debt securities or such indeterminate number of shares of common stock or preferred stock as may be issued upon conversion, exchange or exercise of any debt securities, preferred stock or warrants that provide for conversion, exchange or exercise into or for such other securities. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities or preferred stock.

(5)	Represents amounts previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 28, 2002

PROSPECTUS

[PORTAL SOFTWARE LOGO]

PORTAL SOFTWARE, INC.

$50,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEBT SECURITIES

We may offer up to $50,000,000 of these securities separately or in any combination. We will determine the type and amount of securities and the price and other terms of any offering on the basis of market conditions and other factors existing at the time of the offering. We will disclose the specific terms of any offering in a supplement to this prospectus.

The terms of each offering of these securities will be set forth in a prospectus or indenture supplement. You should read this prospectus and the accompanying prospectus or indenture supplement carefully before you invest.

Our common stock is quoted on the Nasdaq National Market under the symbol “PRSF”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated                , 2002

ABOUT THIS PROSPECTUS

We may from time to time sell these securities in one or more offerings up to a total dollar amount of $50,000,000. The dollar amounts referred to in this prospectus include equivalent amounts in foreign currencies or foreign currency units.

This prospectus provides you with a general description of the securities. Each time we offer the securities, we will provide a prospectus or indenture supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement, modify or supersede other information contained in this prospectus. Before investing, you should read both this prospectus and any prospectus or indenture supplement together with the information incorporated by reference as described below under the heading “Incorporation of Documents by Reference.”

You should rely only on the information provided in this prospectus and in any prospectus or indenture supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any prospectus or indenture supplement, is accurate at any date other than the date indicated on the cover page of these documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any document we file at the SEC’s public reference room in Washington D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered to be part of this prospectus, and later information filed with the SEC or contained in this prospectus updates and supersedes this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the time that the offering made by this prospectus is completed:

•	our Annual Report on Form 10-K for the fiscal year ended January 31, 2002, as filed with the SEC on March 25, 2002; and

•	the description of our common stock contained in our Form 8-A/A filed on April 28, 1999.

You may request a copy of these documents at no cost by writing to us at the following address or calling us at the following number:

Portal Software, Inc.
10200 South De Anza Boulevard
Cupertino, California 95014
(408) 572-2000
Attn: Chief Financial Officer

RISK FACTORS

Before deciding to invest in our securities, you should consider carefully the risks described below and the risks set forth in any prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and the additional information in the reports that we file with the SEC, including the risks set forth in our Annual Report on Form 10-K for the fiscal year ended January 31, 2002, filed on March 25, 2002, under the heading “Risks Associated with Portal’s Business and Future Operating Results” contained in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks are not the only ones we face. Additional risks and uncertainties that we do not presently know about, that we currently believe are immaterial or that are similar to those faced by other companies in our industry or business in general, may also adversely impact our business. If any of the risks described actually occur, our business, financial condition or results of operations could be materially and adversely affected. In such case, the price of our securities could decline and you may lose all or part of your investment.

PORTAL SOFTWARE, INC.

We develop, market and support customer management and billing product-based solutions for communications and content service providers. Our products and services are used by communications providers to support voice, data, video and content services across wireless, wireline, cable and satellite networks. Our real-time, convergent Infranet® platform enables our customers to rapidly define, deploy and bill for services with flexible business models. Infranet, which is our core product, enables the real-time provisioning and reporting of services, including such functions as account creation, user authentication and authorization, activity tracking, pricing and rating, billing and customer service, including self-service, all on a scale of up to millions of users. Service offerings supported by Infranet include wireless services; broadband and Internet services, such as DSL, cable and satellite; and next generation services, such as unified messaging, gaming and electronic content delivery. Infranet is the foundation for our comprehensive software and services offerings. It is a standard software platform built on an open architecture that can be easily integrated with other business system components. While Infranet is designed to meet the needs of the next generation communications markets and services, it is enhanced with a number of optional modules to provide additional capabilities for specific industry segments, including wireless, wireline, cable, ISP and Internet telephony. We believe that these product-based solutions provide customers with superior total cost of ownership. Our customers range from emerging small companies offering an innovative service to a small number of subscribers to large telecommunications carriers with millions of subscribers. A majority of the world’s 70 largest communications providers have licensed Infranet.

Our executive offices are located at 10200 South De Anza Boulevard, Cupertino, California 95014. Our telephone number is (408) 572-2000. Our common stock trades on the Nasdaq National Market under the symbol “PRSF”.

USE OF PROCEEDS

Unless otherwise specified in the accompanying prospectus supplement, we will use the net proceeds from the sale of our securities offered hereby for general corporate purposes, which may include the repayment of outstanding indebtedness, acquisitions, product and service expansions and further investments in technology. We have no agreements or commitments in place with respect to any acquisition and are not currently involved in any negotiations with respect to any such transaction.

RATIO OF EARNINGS TO FIXED CHARGES

“Earnings” consist of income before taxes or loss from continuing operations, excluding the cumulative effect of a change in accounting principles, plus fixed charges. “Fixed charges” consist of interest expense incurred and the portion of rental expense deemed by us to be representative of the interest factor of rental payments under leases. For the year ended January 31, 2001, our ratio of earnings to fixed charges was $2.09. Our earnings were insufficient to cover fixed charges in each of the years ended January 31, 2002, 2000, 1999 and 1998. The extent to which earnings were insufficient to cover fixed charges is as follows:

	Year Ended January 31,
	2002	2001	2000	1999	1998
	(In millions; unaudited)
Deficiency of earnings available to cover fixed charges	$390.8	$—	$6.0	$16.7	$7.6

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference, and the accompanying prospectus or indenture supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. The expectations reflected in forward-looking statements may prove to be incorrect. Important factors that could cause actual results to differ materially from our expectations include the following:

•	variations in demand for our products and services, including decreases caused by reductions in technology spending within our target markets;

•	the timing and execution of individual contracts, particularly large contracts that would materially affect our operating results in a given quarter;

•	the timing of sales of our products and services;

•	our ability to develop and attain market acceptance of enhancements to our primary product, Infranet, and new products and services;

•	delays in introducing new products and services;

•	new product introductions by competitors;

•	changes in our pricing policies or the pricing policies of our competitors;

•	announcements of new versions of products by us or our competitors that cause customers to postpone purchases of our current products;
•	the mix of products and services sold;

•	the mix of sales channels through which our products and services are sold;

•	the mix of domestic and international sales;

•	substantial changes in the value of certain currencies relative to U.S. dollars;

•	costs related to acquisitions of technologies or businesses;

•	the timing of releases of new versions of third-party software and hardware products that work with our products;

•	our ability to attract, retain and motivate highly skilled sales and marketing, research and development, technical support and other management personnel with the needed competencies;

•	our ability to manage changes in the size of our operations;

•	our ability to sublease surplus facilities rapidly and on advantageous terms;

•	global economic conditions generally, as well as those specific to providers of communications and content services; and

•	acts of God or public authorities, war, civil unrest, fire, floods, earthquakes, acts of terrorism, the weather and other matters beyond our control.

In addition to the foregoing and any risks and uncertainties identified in the text surrounding forward-looking statements, any statements contained elsewhere in this prospectus, the accompanying prospectus or indenture supplement or the reports, proxy statements and other documents incorporated by reference herein or referred to in “Where You Can Find More Information” that warn of risks or uncertainties associated with future results, events or circumstances identify factors that could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements.

DESCRIPTION OF CAPITAL STOCK

General

The securities that may be offered by this prospectus include shares of our common stock. Our authorized capital stock consists of one billion shares of common stock and five million shares of preferred stock issuable in series. The following summary is qualified in its entirety by reference to our articles of incorporation and bylaws, copies of which have been filed with the SEC and are incorporated herein by reference.

We will describe in a prospectus supplement the specific terms of any common stock, preferred stock, warrants or other securities we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such securities may differ from the terms described below.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. The holders of our common stock are not entitled to cumulate voting rights with respect to the election of directors and, as a result, minority stockholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any then-outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of our common stock would be entitled to share ratably in any assets remaining after payment of our liabilities and the liquidation preference of any then-outstanding shares of our preferred stock. Holders of our common stock have no preemptive, conversion or other rights to subscribe for additional securities of Portal. There are no redemption or sinking fund provisions applicable to our common stock. As of February 28, 2002, 175,713,651 shares of our common stock were issued and outstanding.

Preferred Stock

Our board of directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series, any or all of our authorized but unissued shares of preferred stock with any dividend, redemption, conversion and exchange provisions as may be provided in the particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to that of our common stock. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any of our preferred stock that may be issued in the future. Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate purposes, could have the effect of entrenching our board of directors and making it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding voting stock. As of December 31, 2001, no shares of preferred stock were issued and outstanding.

Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

•	the number of shares in the series of preferred stock;

•	the designation for the series of preferred stock by number, letter or title that shall distinguish the series from any other series of preferred stock;

•	the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the voting rights of that series of preferred stock, if any;

•	any conversion provisions applicable to that series of preferred stock;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the liquidation preference per share of that series of preferred stock, if any; and

•	the terms of other preferences or rights, if any, applicable to that series of preferred stock.

Warrants

At January 31, 2002, there were no warrants outstanding. In this offering from time to time, we may issue warrants, including warrants to purchase common stock, preferred stock, debt securities or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the other securities. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent as detailed in the prospectus supplement relating to any warrants being offered.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of any federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Registration Rights

Under the Amended and Restated Investor Rights Agreement dated as of January 29, 1998, as amended on March 3, 1998 and April 17, 1998, among us and certain holders of our securities, the holders of certain shares of common stock, or Registrable Securities, are entitled to certain rights with respect to the registration of the Registrable Securities under the Securities Act. Under the Investor Rights Agreement, if we propose to register any of our securities under the Securities Act, either for our own account or the account of other stockholders, the holders of Registrable Securities are entitled to notice of such registration and are entitled to include their Registrable Securities in the registration. In addition, if at any time we receive a request from certain holders of at least 20% of the Registrable Securities, we are obligated to cause these shares to be registered under the Securities Act, provided that the offering size would exceed $10,000,000. Certain holders of Registrable Securities have the right to cause three demand registrations. Further, holders of Registrable Securities may require us to register all or a portion of their Registrable Securities on Form S-2 or Form S-3 under the Securities

Act, provided that the offering size would exceed $1,000,000, if these forms are available for use by us, and subject to certain other conditions and limitations. The holders’ rights with respect to all these registrations are subject to certain conditions, including the right of the underwriters of any of these offerings to limit the number of shares included in any of these registrations. We have agreed to pay all expenses related to certain of these registrations, except for underwriting discounts and commissions, to effect the registration and sale of the Registrable Securities.

Antitakeover Effects of Provisions of our Certificate of Incorporation, Bylaws, Delaware Law and Certain Provisions of a Strategic Partner Agreement

Our certificate of incorporation authorizes the board to establish one or more series of undesignated preferred stock, the terms of which can be determined by the board at the time of issuance. Our certificate of incorporation also provides that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. In addition, our certificate of incorporation and bylaws do not permit our stockholders to call a special meeting of stockholders. Only the Chief Executive Officer, President, Chairman of the Board or a majority of the board are permitted to call a special meeting of stockholders. Our certificate of incorporation also provides that the board is divided into three classes, with each director assigned to a class with a term of three years, and that the number of directors may only be determined by the board of directors. Our bylaws also require that stockholders give advance notice to our Secretary of any nominations for director or other business to be brought by stockholders at any stockholders’ meeting, and that the Chairman has the authority to adjourn any such meeting. Our bylaws also require a supermajority vote of stockholders or a majority vote of the board of directors to amend the bylaws. These provisions of our restated certificate of incorporation and our bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of Portal.

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

(i)  prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(ii)  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned:

(x)  by persons who are directors and also officers; and

(y)  by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(iii)  on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

In addition, if we enter into negotiations with certain third parties regarding a potential merger, acquisition or other business combination, we must notify Cisco Systems of our intent to enter into such transaction no later than seven days prior to executing a definitive agreement. Cisco has seven days from the date of our notification to prepare its own offer for consideration by us and our board of directors. This right of notification terminates if:

•	Cisco sells or transfers more than 25% of the 6,000,000 shares of common stock acquired by it; or

•	Cisco announces or otherwise indicates its intention to acquire a controlling interest in us.

DESCRIPTION OF OUR DEBT SECURITIES

General

The securities that may be offered by this prospectus may include secured or unsecured convertible or non-convertible notes, debentures or other evidences of our indebtedness (collectively, the “Debt Securities”). We may issue the Debt Securities, in one or more series, under an Indenture (the “Indenture”) to be entered into by us, as issuer, and a trustee to be determined at such time (the “Trustee”). A copy of the form of Indenture is set forth as Exhibit 4.1 to the registration statement of which this prospectus is a part and incorporated herein by reference.

The provisions of the Indenture will generally be applicable to all of the Debt Securities. Selected provisions of the Indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of Debt Securities may be provided for in a prospectus or indenture supplement applicable to such series and will, if material, be described in a prospectus or indenture supplement relating to the offering of Debt Securities of that series. Such provisions may include, among other things and to the extent applicable, the following:

•	the title of such Debt Securities;

•	any limit on the aggregate principal amount of such Debt Securities;

•	the persons to whom any interest on such Debt Securities will be payable, if other than the registered holders thereof on the regular record date therefor;

•	the date or dates on which the principal of such Debt Securities will be payable;

•	the rate or rates at which such Debt Securities will bear interest, if any, and the date or dates from which such interest will accrue;

•	the dates on which such interest will be payable and the regular record dates for such interest payment dates;

•	the place or places where the principal of and any premium and interest on such Debt Securities will be payable;

•	the period or periods, if any, within which, and the price or prices at which, such Debt Securities may be redeemed, in whole or in part, at our option;

•
our obligation, if any, to redeem or purchase such Debt Securities pursuant to sinking fund or analogous provisions or at the option of a holder thereof and the terms and conditions of any such redemption or purchase;

•	the denominations in which such Debt Securities will be issuable, if other than denominations of $1,000, and any integral multiple thereof;

•
the currency or currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on such Debt Securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

•	any index or formula used to determine the amount of payments of principal of, and any premium or interest on, such Debt Securities;

•	whether such Debt Securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for such global securities;

•	whether any event of default or covenants or other provisions in addition to or instead of those set forth in the Indenture apply to the Debt Securities of such series;

•
the principal amount (or any portion of the principal amount) of such Debt Securities which will be payable upon any declaration of acceleration of the maturity of such Debt Securities pursuant to an event of default;

•	the applicability to such Debt Securities of the provisions described in “—Legal Defeasance and Covenant Defeasance” below;

•	any subordination provisions applicable to such Debt Securities;

•	any guarantees applicable to such Debt Securities and any subordination provisions or other limitations applicable to any such guarantees;

•	any features applicable to such Debt Securities for conversion of such Debt Securities into common stock, preferred stock or other securities or property; and

•	any provision for collateral to secure such Debt Securities.

We may issue Debt Securities at a discount from their stated principal amount. Certain federal income tax considerations and other special considerations applicable to any Debt Security issued with original issue discount (an “original issue discount security”) may be described in an applicable prospectus or indenture supplement.

If the purchase price of any of the Debt Securities is denominated in a foreign currency or currencies or a foreign currency unit or units or if the principal of and any premium and interest on any of the Debt Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in an applicable prospectus or indenture supplement.

Unless otherwise indicated in an applicable prospectus or indenture supplement, (1) the Debt Securities will be issued only in fully registered form (without coupons) in denominations of $1,000 or integral multiples thereof and (2) payment of principal, premium (if any) and interest on the Debt Securities will be payable, and the exchange, conversion and transfer of Debt Securities will be registerable, at our office or agency maintained for such purposes and at any other office or agency maintained for such purpose. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Global Securities

The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or its nominee identified in an applicable prospectus or indenture supplement. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee to a successor depositary or a nominee of such successor depositary and except in any other circumstances described in an applicable prospectus or indenture supplement. We expect that the following provisions will apply to such depositary arrangements, unless otherwise specified in an applicable prospectus or indenture supplement.

Debt Securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of such depositary or its nominee. Upon the deposit of such global security with or on behalf of the depositary for such global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such global security to the accounts of institutions that are participants in such system. The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or by us, if such Debt Securities are offered and sold directly by us.

Ownership of beneficial interests in Debt Securities represented by a global security will be limited to participants in the book-entry registration and transfer system of the applicable depositary or persons that may hold interests through such participants. Ownership of such beneficial interests by such participants will be shown on, and the transfer of such ownership will be effected only through, records maintained by the depositary or its nominee for such global security. Ownership of such beneficial interests by persons that hold through such participants will be shown on, and the transfer of such ownership will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair your ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such global security for all purposes under the Indenture. Except to the extent otherwise specified in an applicable prospectus or indenture supplement applicable to a particular series of Debt Securities represented by a global security, owners of beneficial interests in such global security will not be entitled to have any of the Debt Securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities in certificated form, and will not be considered the owners or holders thereof for any purpose under the Indenture. Accordingly, each person owning a beneficial interest in Debt Securities represented by a global security must rely on the procedures of the applicable depositary and, if such person is not a participant in the book-entry registration and transfer system of the applicable depositary, on the procedures of the participant through which such person owns its interest, to exercise any rights of an owner or holder of such Debt Securities under the Indenture.

We understand that, under existing industry practices, if an owner of a beneficial interest in Debt Securities represented by a global security desires to give any notice or take any action that an owner or holder of Debt Securities is entitled to give or take under Indenture, the applicable depositary would authorize its participants to give such notice or take such action, and such participants would authorize persons owning such beneficial interests through such participants to give such notice or take such action or would otherwise act upon the instructions of such persons.

Principal of and any premium and interest on Debt Securities represented by a global security will be payable in the manner described in an applicable prospectus or indenture supplement. Payment of principal of, and any premium or interest on, such Debt Securities will be made to the applicable depository or its nominee, as the case may be, as the registered owner or the holder of the global security representing such Debt Securities. None of us, the Trustee, any paying agent or the registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in Debt Securities represented by a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Certain Covenants

Maintenance of Office or Agency.    We will be required to maintain an office or agency in each place of payment for each series of Debt Securities for notice and demand purposes and for the purposes of presenting or surrendering Debt Securities for payment, registration of transfer or exchange.

Paying Agents, Etc.    If we act as our own paying agent with respect to any series of Debt Securities, on or before each due date of the principal of, or any premium or interest on, any of the Debt Securities of that series, it will be required to segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay such amount due and to notify the Trustee promptly of its action or failure so to act. If we have one or more paying agents for any series of Debt Securities, prior to each due date of the principal of or any premium or interest on any Debt Securities of that series, we will be required to deposit with a paying agent a sum sufficient to pay such amount, and to promptly notify the Trustee of its action or failure so to act (unless such paying agent is the Trustee). All moneys paid by us to a paying agent or the Trustee for the payment of principal of, and interest on, any Debt Securities that remain unclaimed for two years after such principal or interest has become due and payable may be repaid to us, and thereafter the holder of such Debt Securities may look only to us for payment thereof.

Payment of Taxes and Other Claims.    We will be required to pay and discharge, before the same become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon us or our subsidiaries or our or their properties and (2) all claims that if unpaid would result in a lien on our property and have a material adverse effect on the business, assets, financial condition or results of operations of us and our subsidiaries, taken as a whole (a “Material Adverse Effect”), unless the same is being contested by proper proceedings.

Maintenance of Properties.    We will be required to cause all properties used in our business or the business of our subsidiaries to be maintained and kept in good condition, repair and working order and to make any necessary repairs, renewals, replacements and improvements to such properties, except to the extent that the failure to do so would not have a Material Adverse Effect.

Existence.    We will be required to, and will be required to cause our subsidiaries to, preserve and keep in full force and effect their existence, charter rights, statutory rights and franchises, except to the extent that the failure to do so would not have a Material Adverse Effect.

Compliance with Laws.    We will be required to, and will be required to cause our subsidiaries to, comply with all applicable laws to the extent that the failure to do so would have a Material Adverse Effect.

Restrictive Covenants.    Any restrictive covenants applicable to any series of Debt Securities, if material, will be described in an applicable prospectus or indenture supplement.

Events of Default

The following are Events of Default under the Indenture with respect to Debt Securities of any series except, with respect to any series, to the extent provided otherwise in the indenture supplement applicable to such Debt Securities:

(1)  default in the payment of the principal of (or premium, if any, on) any Debt Security of that series when it becomes due and payable;

(2)  default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 calendar days;

(3)  default in the making of any sinking fund payment as and when due by the terms of any Debt Security of that series;

(4)  default in the performance, or breach, of any other covenant or warranty of ours in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series) and continuance of such default for a period of 60 calendar days after written notice thereof has been given to us as provided in the Indenture;

(5)  any nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other indebtedness of ours, or of our significant subsidiaries, the principal amount of which is not less than $25.0 million, which default results in such indebtedness becoming due prior to its stated maturity or occurs at the final maturity thereof;

(6)  any judgment or decree for the payment of money in excess of $25.0 million is entered against us, or our significant subsidiaries, and is not discharged, waived or stayed; and

(7)  certain events of bankruptcy, insolvency or reorganization involving us or our significant subsidiaries.

In addition, the prospectus or indenture supplement applicable to Debt Securities of a particular series may provide for other Events of Default with respect to that series.

Pursuant to the Trust Indenture Act, the Trustee is required, within 90 calendar days after the occurrence of a default in respect of any series of Debt Securities, to give to the holders of the Debt Securities of such series notice of all such uncured defaults known to it (except that, in the case of a default in the performance of any covenant of the character contemplated in clause (4) of the preceding sentence, no such notice to holders of the Debt Securities of such series will be given until at least 30 calendar days after the occurrence thereof), except that, other than in the case of a default of the character contemplated in clause (1), (2) or (3) of the preceding sentence, the Trustee may withhold such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the holders of the Debt Securities of such series.

If an Event of Default (other than an Event of Default described in clause (7) above) with respect to Debt Securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the Debt Securities of that series by notice as provided in the Indenture may declare the principal amount (or, if the Debt Securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. See “—Modification and Waiver” below. If an Event of Default described in clause (7) above occurs, then the principal of, premium on, if any, and accrued interest on the Debt Securities of that series will become immediately due and payable without any declaration or other act on the part of the Trustee of any holder of the Debt Securities of that series.

The Indenture provides that, subject to the duty of the Trustee thereunder during an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Debt Securities, unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the Trustee, the holders of a majority in principal amount of the Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. In the event that we default on the payment of any interest on the Debt Securities for a period of 30 days or default on the payment of any principal on the Debt Securities when due and payable and fail, upon demand for such payment made by the Trustee, to make such payments, the Trustee, in its own name, may institute a legal proceeding against us to collect any amounts adjudged to be payable.

No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless, (1) such holder shall have previously given to the Trustee written notice of a continuing Event of Default, (2) unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the same series have also made such a written request, (3) such holder or holders have offered reasonable indemnity to the Trustee to institute such proceeding as trustee, (4) the Trustee has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the same series a direction inconsistent with such request, and (5) the Trustee has failed to institute such proceeding within 60 calendar days. However, such limitations do not apply to a suit instituted by a holder of a Debt Security for enforcement of payment of the principal of and interest on such Debt Security on or after the respective due dates expressed in such Debt Security.

We are required to furnish to the Trustee annually a statement as to the performance by us of our obligations under the Indenture and as to any default in such performance.

Any additional Events of Default with respect to any series of Debt Securities, and any variations from the foregoing Events of Default applicable to any series of Debt Securities, will be described in an applicable prospectus or indenture supplement.

Modification and Waiver

Unless otherwise specified in a prospectus or indenture supplement applicable to a particular series of the Debt Securities, modifications and amendments of the Indenture may be made by us and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected thereby, except that no such modification or amendment may, without the consent of the holder of each Debt Security affected thereby:

•	change the stated maturity of, or any installment of principal of, or interest on, any Debt Security;

•	reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any Debt Security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or premium, if any, or interest on any Debt Security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the stated maturity or prepayment date thereof; or

•
reduce the percentage in principal amount of Debt Securities of any series, the consent of the holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

In addition, the supplemental prospectus or indenture applicable to a particular series of Debt Securities may provide that other particular provisions applicable to that series may not be modified or amended without the consent of the holder of each Debt Security affected thereby.

The holders of at least a majority in aggregate principal amount of the Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by us with certain covenants of the Indenture. The holders of not less than a majority in principal amount of the Debt Securities of any series may, on behalf of the holders of all Debt Securities of that series, waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of, or premium, if any, or interest on, any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each Debt Security of that series affected thereby.

Legal Defeasance and Covenant Defeasance

Unless otherwise specified in a prospectus or indenture supplement applicable to a particular series of Debt Securities, we may, at our option and at any time, elect to have all of its obligations discharged with respect to the outstanding Debt Securities of such series (“Legal Defeasance”) except for:

(1)  the rights of the holders of outstanding Debt Securities of such series to receive payments in respect of the principal of or premium or interest, if any, on such Debt Securities when such payments are due from the trust referred to below;

(2)  our obligations with respect to issuing temporary Debt Securities of such series, registering the transfer or exchange of such Debt Securities, replacing mutilated, destroyed, lost or stolen Debt Securities, maintaining an office or agency and holding funds for holders of the Debt Securities in trust; and

(3)  the rights, powers, trusts, duties and immunities of the Trustee, and our obligations in connection therewith.

In addition, unless otherwise specified in a prospectus or indenture supplement applicable to a particular series of Debt Securities or in a prospectus or indenture supplement with respect to such series, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Debt Securities of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, insolvency and reorganization events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Debt Securities of such series.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a particular series of Debt Securities:

(1)  we must irrevocably deposit with the Trustee, in trust for the benefit of the holders of the Debt Securities of such series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay the principal of, or interest and premium, if any, on the outstanding Debt Securities of such series on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether such Debt Securities are being defeased to maturity or to a particular redemption date;

(2)  in the case of Legal Defeasance, we must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee stating that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date on the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, among other things the holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)  in the case of Covenant Defeasance, we must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee stating that the holders of the outstanding Debt Securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Covenant Defeasance had not occurred;

(4)  no Default or Event of Default applicable with respect to the Debt Securities of such series may have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit), and no Default or Event of Default described under clause (7) under “Events of Default” with respect to Portal may have occurred and be continuing at any time on or prior to the 91st calendar day following such date of deposit;

(5)  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we are a party or by which we are bound;

(6)  we must deliver to the Trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of Debt Securities of such series over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(7)  we must deliver to the Trustee an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

If we fail to comply with its remaining obligations under the Indenture after a Covenant Defeasance of such Indenture with respect to the Debt Securities of any series and the Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, we will remain liable in respect of such payments.

Satisfaction and Discharge

Unless otherwise specified in a prospectus or indenture supplement applicable to a particular series of Debt Securities, we may, at our option, satisfy and discharge the Indenture with respect to the Debt Securities of such series (except for specified obligations of us and the Trustee, including, among others, the obligations to apply money held in trust) when:

•
either (1) all Debt Securities of such series previously authenticated and delivered (subject to specified exceptions relating to Debt Securities that have otherwise been satisfied or provided for) have been delivered to the Trustee for cancellation or (2) all such Debt Securities not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and we have deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities not previously delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

•	we have paid or caused to be paid all other sums payable under the Indenture with respect to such Debt Securities by us; and

•
we have delivered to the Trustee an officer’s certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the Indenture have been satisfied.

Limitations on Merger and Certain Other Transactions

Unless otherwise specified in a prospectus or indenture supplement applicable to a particular series of Debt Securities, prior to the satisfaction and discharge of the Indenture, we may not consolidate with or merge with or into any other person, or transfer all or substantially all of our properties and assets to another person unless:

•
either (1) we are the continuing or surviving person in such a consolidation or merger or (2) the person (if other than us) formed by such consolidation or into which we are merged or to which all or substantially all of our properties and assets are transferred (we or such other person being referred to as the “Surviving Person”) is a corporation organized and validly existing under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes, by a supplemental indenture, all of our obligations under such Debt Securities and the Indenture with respect to such series;

•	immediately after the transaction and the incurrence or anticipated incurrence of any indebtedness to be incurred in connection therewith, no Event of Default exists; and

•
an officer’s certificate is delivered to the Trustee to the effect that both of the conditions set forth above have been satisfied and an opinion of outside counsel has been delivered to the Trustee to the effect that the first condition set forth above has been satisfied.

The Surviving Person will succeed to and be substituted for us with the same effect as if it has been named in the Indenture as a party thereto, and thereafter the predecessor corporation will be relieved of all obligations and covenants under such Indenture and the Debt Securities.

Governing Law

The Indentures and the Debt Securities will governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Indenture contains certain limitations on the right of the Trustee, should it become a creditor of ours within three months of, or subsequent to, a default by us to make payment in full of principal of or interest on any series of Debt Securities when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the Trustee’s rights as a creditor of ours will not be limited if the creditor relationship arises from, among other things:

•	the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the Trustee;

•	certain advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the Indenture;

•	disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian or paying agent, or in any other similar capacity;

•	indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

•	the acquisition, ownership, acceptance or negotiation of certain drafts, bills of exchange, acceptances or other obligations.

The Indenture does not prohibit the Trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with Portal. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 and there is an Event of Default with respect to any series of Debt Securities, it must eliminate such conflict or resign.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways:

•	through one or more underwriters;

•	through one or more dealers or agents; or

•	directly to one or more purchasers.

We may effect the distribution of the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with sales of the securities, underwriters, dealers and agents may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents who participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Any underwriter, dealer, or agent will be identified, and any compensation received from us will be described, in an applicable prospectus or indenture supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Under agreements that we may enter into, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including under the Securities Act of 1933, as amended, or contribution from us for payments that the underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give you any assurance as to the liquidity of the secondary market for any of the securities.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus or indenture supplement, the validity of the securities offered hereby will be passed upon for us by Brobeck, Phleger & Harrison LLP, East Palo Alto, California.

EXPERTS

The consolidated financial statements of Portal Software, Inc. appearing in Portal Software, Inc.’s Annual Report (Form 10-K) for the year ended January 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discount, payable by the registrant in connection with the sale of securities being registered. All amounts are estimates except the SEC registration fee and the Nasdaq National Market listing fee.

SEC registration fee	$4,600
Printing and engraving expenses	25,000
Legal fees and expenses	60,000
Accounting fees and expenses	5,000
Miscellaneous expenses(1)	100,000

Total	$194,600

(1)	Includes estimate of blue sky fees and expenses, rating agency fees, trustee fees and transfer agent fees.

Item 15.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). Article VII, Section 6 of our Amended and Restated Bylaws provides for mandatory indemnification of our directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Our Amended and Restated Certificate of Incorporation provides that, subject to Delaware law, our directors shall not be personally liable for monetary damages for breach of the directors’ fiduciary duty as directors to us and our stockholders. This provision in our Amended and Restated Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. We entered into indemnification agreements with our officers and directors, a form of which was previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1 (No. 333-7299) (the “Indemnification Agreements”). The Indemnification Agreements provide our officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 16.    Exhibits and Financial Statement Schedules

(a)  Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement (to be filed, as applicable to a particular offering of securities, as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

4.1	Form of Indenture*

4.2
The form or forms of securities with respect to each particular series of securities registered hereunder will, if appropriate, be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

5.1	Opinion of Brobeck, Phleger & Harrison LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1).

*	Previously filed.

Item 17.    Undertakings.

Each undersigned registrant hereby undertakes:

(1)  to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

(a)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the understandings set forth in paragraphs (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)  to remove from registration by means of a post-effective amendment any of the securities registered hereby which remain unsold at the termination of the offering.

(4)  that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on May 28, 2002.

PORTAL SOFTWARE, INC.

By:	/s/ MITCHELL L. GAYNOR
Mitchell L. Gaynor Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

* John E. Little	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 28, 2002

* Howard A. Bain III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 28, 2002

* Bret L. England	Vice President, Finance (Principal Accounting Officer)	May 28, 2002

* Arthur C. Patterson	Director	May 28, 2002

* David C. Peterschmidt	Director	May 28, 2002

* Robert P. Wayman	Director	May 28, 2002

* Lewis O. Wilks	Director	May 28, 2002

* Edward J. Zander	Director	May 28, 2002

*By:	/s/ MITCHELL L. GAYNOR Mitchell L. Gaynor Attorney-in-Fact	May 28, 2002

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement (to be filed, as applicable to a particular offering of securities, as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

4.1	Form of Indenture*

4.2
The form or forms of securities with respect to each particular series of securities registered hereunder will, if appropriate, be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

5.1	Opinion of Brobeck, Phleger & Harrison LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1).

* Previously filed.